UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023

TILT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2801 E. Camelback Road #180 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(623) 887-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2023 (the “Effective Date”), TILT Holdings Inc. (the “Company”) and its subsidiaries, Jimmy Jang, L.P., Baker Technologies, Inc., Commonwealth Alternative Care, Inc., and Jupiter Research, LLC (“Jupiter”, and collectively, the “Subsidiary Borrowers”) entered into a First Amendment (the “NPA Amendment”) to the Junior Secured Note Purchase Agreement, dated November 1, 2019 (the “2019 Junior Notes NPA”), with Jordan Geotas, as the noteholder representative (the “Noteholder Representative”) on behalf of the noteholders under the 2019 Junior Notes NPA (the “Holders”) and refinanced US$38,000,000 in aggregate principal amount of secured promissory notes issued originally under the 2019 Junior Notes NPA (the “2023 Refinanced Notes”). Neither the Company nor the Subsidiary Borrowers received any new proceeds from the Holders as a result of the NPA Amendment.

The 2023 Refinanced Notes mature on February 15, 2026, 36 months from the Effective Date, and bear interest at the greater of 16% or the prime rate plus 8.5% payable monthly. The interest rate is subject to increase by 1% annually if the aggregate principal amount outstanding under the 2023 Refinanced Notes is greater than US$30,000,000 on the first anniversary of the Effective Date or greater than US$22,000,000 on the second anniversary of the Effective Date.

Pursuant to the NPA Amendment, the Subsidiary Borrowers also issued by way of private placement secured promissory notes (“2023 New Notes”) in the aggregate principal amount of US$8,260,185 to the Holders with a maturity date of February 15, 2027, 48 months from the Effective Date. The consideration for the 2023 New Notes was paid by an offset of an existing unsecured obligation owed by the Subsidiary Borrowers to the Holders. The Noteholder Representative will also act as noteholder representative for the 2023 New Notes. The 2023 New Notes will bear interest at the greater of 16% or the prime rate plus 8.5% payable quarterly.

The Subsidiary Borrowers are obligated to pay an aggregate of US$5,000,000 of principal on the 2023 Refinanced Notes on each anniversary of the Effective Date of the 2023 Refinanced Notes, as well as an annual payment at the beginning of each calendar year the 2023 Refinanced Notes are outstanding that is equal to 50% of the Company’s unrestricted cash greater than US$10,000,000 at the end of the prior calendar year. The Subsidiary Borrowers are also obligated to make mandatory prepayments of net cash proceeds from asset sales, casualty and condemnation awards, future equity or debt issuances and the settlement of certain third-party assets.

No principal payments will be due on the 2023 New Notes before their maturity date unless and until the 2023 Refinanced Notes are paid in full. Once the 2023 Refinanced Notes are paid in full, the Subsidiary Borrowers’ obligations to make principal payments will be the same as previously existed under the 2023 Refinanced Notes and described above. Any interest or principal payments under the 2023 New Notes due before the maturity date of the 2023 Refinanced Notes may, at the Subsidiary Borrowers’ election, be paid by increasing the principal amount of the 2023 New Notes on a dollar-for-dollar basis.

The 2023 Refinanced Notes and the 2023 New Notes (collectively, the “2023 Notes”) are secured by a first priority security interest in all of the assets of the Subsidiary Borrowers, except that the Holders will receive a second priority security interest in the assets that are already pledged by Jupiter under its revolving credit facility with Entrepreneur Growth Capital, LLC. The 2023 Notes are also guaranteed by the Company and all subsidiaries of the Company. The equity interests in all subsidiaries of the Company have also been pledged as security for the obligations under the 2023 Refinanced Notes.

The NPA Amendment includes affirmative and negative covenants (including financial maintenance covenants), events of default, representations and warranties that are customary for debt securities of this type. The 2023 Notes may be accelerated and all remedies may be exercised by the Holders in case of an event of default under the 2023 Notes, which includes events that customarily constitute an event of default for debt securities of this type as well as upon a change of control, the termination of Gary F. Santo’s or Dana Arvidson’s employment for any reason and the failure by the Company to appoint a replacement for either within 90 days that is approved to the Noteholder Representative, and the Company’s annual budget for 2023 not being approved by the Company’s Board of Directors prior to March 14, 2023.

The Noteholder Representative will be paid US$2,000,000 over the term of the 2023 Refinanced Notes in quarterly installments.

In connection with the NPA Amendment, the Company also issued to each Holder a warrant (each a “Warrant,” collectively the “Warrants”) to purchase 2,421.05 common shares of the Company for every US$1,000 principal amount of the 2023 Refinanced Notes held by each Holder, for a total aggregate of 91,999,901 Warrants. Each Warrant is exercisable at any time prior to its expiration for one common share of the Company at an exercise price of US$0.07084 per common share. The Warrants expire on February 15, 2030 and contain customary anti-dilution adjustment provisions.

In addition, pursuant to the NPA Amendment, the Company agreed to limit the number of directors on the Company’s board of directors (the “Board”) to five, of which two directors will be designated by the Noteholder Representative. The Company has also agreed to permit the Noteholder Representative or its designee to attend all meetings of the Board in a non-voting observer capacity. Such person shall be subject to customary confidentiality obligations.

Mark Scatterday, a former director of the Company, through an affiliated entity, Mak One LLLP, holds US$18,810,000 in principal amount of the 2023 Refinanced Notes, US$4,021,703 in principal amount of the 2023 New Notes and 45,539,951 Warrants. As a result, together with his beneficial ownership of the Company’s other securities, Mr. Scatterday beneficially owns approximately 18.5% of the Company’s issued and outstanding common shares.

The 2023 Notes and Warrants were offered and issued in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and/or Regulation D promulgated under the Act and the Warrants were offered and issued in reliance on an exemption from the prospectus requirements of applicable Canadian securities laws.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the form of Warrant Certificate, the NPA Amendment, the Amended and Restated Pledge Agreement, the Amended and Restated Security Agreement, the Amended and Restated Guaranty, the Amended and Restated Canadian Security Agreement, the Trademark Security Agreement, the Canadian Trademark Security Agreement, the Patent Security Agreement, the Canadian Patent Security Agreement, the form of 2023 Refinanced Notes and the form of 2023 New Notes, which are filed herewith as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11, respectively and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departing Directors

On February 10, 2023, Mark Scatterday notified the Company of his intention to resign as a director of the Company effective that day. Mr. Scatterday was the Chair of the Nominating and Corporate Governance Committee at the time of his resignation. Mr. Scatterday’s decision to resign as a director is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

On February 15, 2023, Mark Coleman and Jane Mathieu notified the Company of their intention to resign as directors of the Company effective that day. Mr. Coleman was a member of the Audit Committee and the Compensation Committee at the time of his resignation. Ms. Mathieu was a member of the Audit Committee, Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee at the time of her resignation. Mr. Coleman and Ms. Mathieu’s decision to resign as a director is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of New Director

On February 15, 2023, pursuant to the NPA Amendment, the Board appointed Adam R. Draizin to the Board. Mr. Draizin was appointed to the Board pursuant to the director nomination rights of the Holders under the NPA Amendment. The committees, if any, on which Mr. Draizin shall serve have not yet been determined and the Company expects to file an amendment to this Form 8-K within four business days after such information is determined or available. Mr. Draizin, through an affiliated entity, Callisto Collaborations LLC, holds US$1,520,000 in principal amount of the 2023 Refinanced Notes, US$324,986 in principal amount of the 2023 New Notes and 3,679,996 Warrants. The information with respect to the 2023 Refinanced Notes, 2023 New Notes and Warrants set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events

On February 16, 2023, the Company issued a press release announcing the NPA Amendment and related matters. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1*	Form of Warrant Certificate.
10.1*#	First Amendment to Secured Note Purchase Agreement dated February 15, 2023 by and among TILT Holdings Inc., Jimmy Jang, L.P., Baker Technologies, Inc., Commonwealth Alternative Care, Inc., Jupiter Research, LLC, Jordan Geotas, as noteholder representative, and each of the purchasers and AP noteholders (includes the Conformed Secured Note Purchase Agreement, dated as of November 1, 2019, as amended).
10.2*	Amended and Restated Pledge Agreement February 15, 2023 by and among TILT Holdings Inc., Jimmy Jang Holdings Inc., Jimmy Jang L.P., Jupiter Research, LLC, Baker Technologies, Inc., Sea Hunter Therapeutics, LLC, Commonwealth Alternative Care, Inc., SH Finance Company, LLC, JJ Blocker Co., SFNY Holdings, Inc., Standard Farms New York, LLC, CGSF Group, LLC, Standard Farms Ohio, LLC, Standard Farms LLC, and the other subsidiaries a party thereto, and Jordan Geotas, as noteholder representative.
10.3*	Amended and Restated Security Agreement dated February 15, 2023 by and among TILT Holdings Inc., Jimmy Jang Holdings Inc., Jimmy Jang L.P., Jupiter Research, LLC, Baker Technologies, Inc., Sea Hunter Therapeutics, LLC, Commonwealth Alternative Care, Inc., SH Finance Company, LLC, JJ Blocker Co., SFNY Holdings, Inc., Standard Farms New York, LLC, CGSF Group, LLC, Standard Farms Ohio, LLC, Standard Farms LLC and in favor of Jordan Geotas, as noteholder representative.
10.4*	Amended and Restated Guaranty dated February 15, 2023, by and among TILT Holdings Inc., Jimmy Jang Holdings Inc., Jimmy Jang L.P., Jupiter Research, LLC, Baker Technologies, Inc., Sea Hunter Therapeutics, LLC, Commonwealth Alternative Care, Inc., SH Finance Company, LLC, JJ Blocker Co., SFNY Holdings, Inc., Standard Farms New York, LLC, CGSF Group, LLC, Standard Farms Ohio, LLC, Standard Farms LLC and in favor of Jordan Geotas, as noteholder representative.
10.5*	Amended and Restated Canadian Security Agreement dated February 15, 2023, by TILT Holdings Inc., and in favor of Jordan Geotas, as noteholder representative.
10.6#	Trademark Security Agreement dated February 15, 2023, by and among TILT Holdings Inc., Jupiter Research, LLC and Jordan Geotas, as noteholder representative.
10.7#	Canadian Trademark Security Agreement dated February 15, 2023, by and between Jupiter Research, LLC and Jordan Geotas, as noteholder representative.
10.8#	Patent Security Agreement dated February 15, 2023, by and between Jupiter Research, LLC and Jordan Geotas, as noteholder representative.
10.9#	Canadian Patent Security Agreement dated February 15, 2023, by and between Jupiter Research, LLC and Jordan Geotas, as noteholder representative.
10.10*	Form of 2023 Refinanced Notes.
10.11*	Form of 2023 New Notes.
99.1	Press Release dated February 16, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

* In accordance with Item 601(a)(6) of Regulation S-K, certain information (indicated by [“***”]) has been excluded from this exhibit.

# Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: February 16, 2023	By:	/s/ Gary F. Santo, Jr.
	Name:	Gary F. Santo, Jr.
	Its:	Chief Executive Officer